Exhibit 4.1

INCORPORATED UNDER THE CUSIP 781154 10 9 LAWS OF THE STATE SEE REVERSE FOR CERTAIN OF DELAWARE DEFINITIONS AND LEGENDS This certifies that BY: COUNTERSIGNED is the record holder of AND EQUINITI FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.000025 PAR VALUE PER SHARE, OF RUBRIK, INC. TRUST transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly REGISTERED: endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. COMPANY, WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. LLC Dated: AUTHORIZED AND BRIK, INTRANSFER U C. R POR R AT O E C SIGNATURE REGISTRARAGENT TREASURER SEAL SECRETARY December 23, 2013 DEL R E AWA

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	– as tenants by the entireties			(Cust) (Minor)
JT TEN	– as joint tenants with right of			under Uniform Gifts to Minors
	survivorship and not as tenants			Act
	in common			(State)
COM PROP	– as community property	UNIF TRF MIN ACT	–	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                 shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.

Dated

X

X
Signature(s) Guaranteed:		NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.